UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            December 28, 2018

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                         Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.01               Changes in Registrant’s Certifying Accountant

(a)
As previously disclosed on October 5, 2018, the Audit Committee of the Company's Board of Directors solicited proposals from four major accounting firms and conducted an extensive evaluation process in connection with the selection of the Company's independent auditors. Following this process, on December 21, 2018, the Audit Committee appointed RSM US LLP ("RSM") to serve as the Company's independent auditor for fiscal year 2019. T R Chadha & Co. LLP (“TRC”) will continue as the Company's auditor for the fiscal year ending December 31, 2018. TRC was appointed to serve as the Company’s independent auditor for 2018 on October 5, 2018, replacing Cherry Bekaert LLP (“CBH”), as previously announced. CBH served as the Company’s auditor from 2008 through October 5, 2018.

(b)
In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2016 and 2017, and in the subsequent interim period through December 21, 2018 there were no disagreements with either TRC or CBH on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of TRC or CBH, as applicable, would have caused such former accounting firm to make reference to the matter in their report.

Except as provided in the succeeding sentence, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K during the two fiscal years ended December 31, 2016 and 2017 or in the subsequent period through December 27, 2018. The reports of CBH on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that CBH’s report on internal control over financial reporting expressed an opinion that the Company had not maintained effective internal control over financial reporting as of December 31, 2017 because of the effect of material weaknesses identified by Company management in the design of the Company’s controls over accounting for business combinations, the preparation of the income tax provision, and having contemporaneous documentation of significant acquisition related transactions.

(c)
The Company has provided TRC with a copy of the foregoing statements and has requested and received from TRC a letter addressed to the Securities and Exchange Commission stating whether or not TRC agrees with the above statements. A copy of the letter from TRC is attached as Exhibit 16.1 to this Form 8-K. In October 2018, when the Company replaced CBH, the Company provided CBH with a copy of the foregoing statements and has requested and received from CBH a letter addressed to the Securities and Exchange Commission stating whether or not CBH agrees with the above statements. A copy of the letter from CBH is attached as Exhibit 16.2 to this Form 8-K.

(d)
During the two most recent fiscal years and the subsequent interim period from January 1 to December 21, 2018 neither the Company nor anyone acting on behalf of the Company, consulted RSM regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.

(e)	The audit committee of the Company decided to continue with KPMG for Valuation and Ernst&Young for tax advice, tax provisioning and SOX work, for the year 2018 and 2019.

On December 28, 2018, the Company issued a press release announcing the appointment of RSM US LLP to serve as the Company's independent auditor for 2019. A copy of this press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01               Exhibits.
Exhibits

16.1	Letter from T R Chadha & Co. LLP to the Securities and Exchange Commission dated December 24, 2018.
16.2	Letter from Cherry Bekaert LLP to the Securities and Exchange Commission dated October 5, 2018 (incorporated by reference to Exhibit 16.1 to Current Report on Form 8-K filed October 5, 2018).
99.1	Press release, dated December 28, 2018, issued by Ebix, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Sean T. Donaghy
Name:	Sean T. Donaghy
Title:	Chief Financial Officer(principal financial and accounting officer)

Dated: December 28, 2018